Exhibit 4.4

OFFICERS’ CERTIFICATE TO TRUSTEE

OF

AMERICAN MIDSTREAM PARTNERS, LP

AND

AMERICAN MIDSTREAM FINANCE CORPORATION

December 19, 2017

The undersigned, (i) President and Chief Executive Officer, and Senior Vice President and Chief Financial Officer, respectively, of American Midstream GP, LLC, a Delaware limited liability company and the general partner (the “General Partner”) of American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and (ii) President and Chief Executive Officer, and Senior Vice President and Chief Financial Officer, respectively, of American Midstream Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), hereby certify on behalf of the Partnership and Finance Corp. that:

1. This Certificate is delivered to Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to Section 2.13 of the Indenture dated as of December 28, 2016 (as amended or supplemented from time to time, the “Indenture”), between the Issuers, the Guarantors named therein and the Trustee, in connection with the issuance, authentication and delivery (the “Authentication”) by the Trustee of $125,000,000 aggregate principal amount of the Issuers’ 8.500% Senior Notes due 2021 (the “Additional Notes”). Terms used but not defined herein have the meanings assigned to them in the Indenture.

2. The aggregate principal amount of the Additional Notes to be authenticated and delivered pursuant to the Indenture is $125,000,000.

3. The issue price, issue date, CUSIP number and corresponding ISIN of such Additional Notes are as set forth on Schedule I, attached hereto.

4. Such Additional Notes will be Transfer Restricted Securities and issued in the form of Initial Notes.

5. Such Additional Notes shall not be subject to Section 3.10 of the Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the date first written above.

By:	/s/ Lynn L. Bourdon III
Lynn L. Bourdon III
President and Chief Executive Officer of
AMERICAN MIDSTREAM GP, LLC, the sole general partner of American Midstream
Partners, LP

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Senior Vice President and
Chief Financial Officer of
AMERICAN MIDSTREAM GP, LLC, the sole general partner of American Midstream
Partners, LP

By:	/s/ Lynn L. Bourdon III
Lynn L. Bourdon III
President and Chief Executive Officer of
AMERICAN MIDSTREAM FINANCE CORPORATION

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Senior Vice President and
Chief Financial Officer of
AMERICAN MIDSTREAM FINANCE
CORPORATION

Signature Page to Officers’ Certificate to Trustee

Schedule I

Issue Price	102.375% plus accrued and unpaid interest thereon from December 15, 2017 to the Issue Date

Issue Date	December 19, 2017

CUSIP	Rule 144A: 02753GAA7

ISIN	Rule 144A: US02753GAA76